UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  ____)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

American Defense Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN DEFENSE SYSTEMS, INC.
230 Duffy Avenue
Hicksville, New York 11801

    , 2010

Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders of American Defense Systems, Inc., which will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on April 8, 2010, at 10:00a.m. local time. Our Board of Directors and management look forward to personally greeting those stockholders able to attend.

        American Defense Systems, Inc. became a public reporting company with the Securities and Exchange Commission in April 2008 and one month later our common stock commenced trading on the NYSE Amex (then, the American Stock Exchange).  As you may recall, we also raised gross proceeds of $15,000,000 through the private sale of Series A Convertible Preferred Stock and related warrants in March and April of that year.

In order to meet certain of the listing requirements of the NYSE Amex, in May 2008 we entered into a further agreement with the holders of our Series A Convertible Preferred Stock.  In that agreement, we agreed to achieve certain revenue and EBITDA targets for 2008 and to publicly disclose the results of our 2008 operations by a certain date.  We did not meet those covenants.  To resolve these breaches and other related claims, we entered into a settlement agreement with the Series A Convertible Preferred Stockholders in May 2009.

As part of the settlement agreement, we agreed to redeem $7,500,000 in stated value of the Series A Convertible Preferred Stock by December 31, 2009 and if we were unable to do so, in lieu of other remedies or damages, we would, among other things, take action to (i) obtain stockholder approval to reduce the Conversion Price of the Series A Convertible Preferred Stock from $2.00 to $0.50 (which would increase the number of shares of common stock into which the Series A Convertible Preferred Stock is convertible) and (ii) expand the size of our Board of Directors by two and elect two persons designated by the Series A Convertible Preferred Stock holders to fill those positions, and obtain stockholder approval to amend our certificate of incorporation to grant such preferred stockholders the continued right to elect two persons to our expanded Board of Directors.

We did not have funds or access to funds sufficient to redeem the $7,500,000 in stated value of Series A Convertible Preferred Stock at December 31, 2009, and as a consequence we are now pursuing stockholder approval of the Conversion Price adjustment and Board of Directors change described above.  Accordingly, at the special meeting, stockholders will be asked to consider and vote upon the following proposals:

(1)  A proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

(2)  A proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

(3)  A proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

(4)  A proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the meeting to adopt the above proposals.

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting as a single class, is required to approve Proposals 1 and 2.  The affirmative vote of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposals 3 and 4.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

These matters are discussed in greater detail in the accompanying Proxy Statement.

        Our Board of Directors unanimously recommends a vote FOR the adoption of Proposals 1 through 4 identified above.

        Whether or not you plan to attend the special meeting, we urge you to use our Internet or telephone voting system, or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the special meeting. If you later decide to attend the special meeting or change your vote, you may withdraw your proxy and vote in person at any time prior to the vote at the special meeting. Voting through our Internet or telephone voting system, or by written proxy will ensure your representation at the special meeting if you do not attend in person.

        We wish to thank you for your loyal support of us and your participation in this process.

Sincerely,

Anthony J. Piscitelli
Chief Executive Officer, President and Chairman

American Defense Systems, Inc.
230 Duffy Avenue
Hicksville, New York 11801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 8, 2010

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of American Defense Systems, Inc. will be held at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801, on April 8, 2010,  at 10:00 a.m., local time, for the purpose of considering and voting upon the following proposals:

(1)  A proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

(2)  A proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

(3)  A proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

(4)  A proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the times of the meeting to adopt the above proposals.

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting as a single class, is required to approve Proposals 1 and 2.  The affirmative vote of a majority of our outstanding capital stock represented in person or by proxy and entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposals 3 and 4.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of Proposals 1 through 4 identified above.

        Only stockholders of record at the close of business on  February 15, 2010 are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting and vote in person.  If you plan to attend the special meeting, we request that you please attempt to provide at least two business days' advance notice, if possible, of your intent to attend by contacting Roger Ward, our Vice President of Investor Relations, at (516) 390-5300.  To assure your representation at the meeting, however, you are urged to use our Internet or telephone voting system, or to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

By the Order of the Board of Directors

Fergal Foley
Chief Operating Officer and Secretary
Hicksville, New York , 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
ON APRIL 8, 2010.

The Proxy Statement is available without charge at
[http://phx.corporate-ir.net/phoenix.zhtml?c=219879&p=proxy.]

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American Defense Systems, Inc.
230 Duffy Avenue
Hicksville, New York 11801

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS

Q:	When and where is the special meeting?

A:	Our special meeting of stockholders is being held on April 8, 2010 at 10:00 a.m. at our headquarters, 230 Duffy Avenue, Hicksville, New York 11801.

Q:	Why am I receiving these materials?

A:
You are receiving a notice of special meeting, proxy statement and a proxy card or voting instruction form because you owned shares of our common stock and/or Series A Convertible Preferred Stock on February 15, 2010, the record date for determining the stockholders entitled to vote at the special meeting. This proxy statement contains detailed information relating to the proposals on which we would like you, as a stockholder, to vote. The proxy card or voting instruction form is used for voting on the proposals.

Q:	How many shares must be present to hold the meeting?

A:
To hold the meeting, a quorum must be present. A quorum is the holders of a majority in voting power of our outstanding shares of stock entitled to vote at the meeting (consisting of common stock and Series A Convertible Preferred Stock), which may be represented at the meeting either in person or by proxy. Proxies received but marked as abstentions or containing broker non-votes on a particular matter will be included in the calculation of the number of shares entitled to vote for the purpose of determining the presence of a quorum.

Q:	What am I voting on?

A: You are being asked to vote on three proposals.  The first proposal is to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors, which was expanded by our Board of Directors from nine members to eleven members as of January 10, 2010.

The second proposal is to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

The third proposal is to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

The fourth proposal is to approve the adjournment or postponement of the special meeting to a later date or dates to permit further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt any of the above proposals.

Q:	How does our Board of Directors recommend I vote?

A:
 Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board has determined that the proposals are advisable and in your best interests and unanimously recommends that you vote:

“FOR” the proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred Stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

“FOR” the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

“FOR” the proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

“FOR” the proposal to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt the above proposals.

In the event one or more of Proposals 1 through 3 do not receive the necessary vote to approve the proposal(s), the adjournment or postponement proposal will be presented at the special meeting for adoption.

Q:	How many votes do I have?

A:
 Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held and 500 votes per share of our Series A Convertible Preferred Stock held, as of the record date, on the matters to be voted on at the meeting.  On the record date, there were issued and outstanding 46,811,457 shares of our common stock and 15,000 shares of our Series A Convertible Preferred Stock.

Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. There are important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. If you are a stockholder of record, we have enclosed a proxy card for your use in voting your shares.

Beneficial Owner

If your shares are held in street name (such as in a brokerage account or by another nominee, such as a bank or trust company), you are considered the beneficial owner of the shares, and these proxy materials, together with a voting instruction form, are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote your shares, but unless you receive a proxy from your broker, you cannot vote your shares directly or by proxy — you must instruct your broker or other nominee as to how to vote your shares. You also are invited to attend the special meeting. To vote your shares at the meeting, you will need a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

Q:	How do I vote my shares?

A:	If you are a stockholder of record, there are three ways for you to vote by proxy:

1.	Log on to the Internet at http://www.proxyvoting.com/eag and follow the instructions at that site;

2.	Call 1-866-540-5760 and follow the instructions; or

3.	Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote for each proposal, and return the proxy card in the prepaid envelope provided.

Telephone and Internet voting will close at 11:59 p.m. Eastern time the day prior to the special meeting date.

If you sign your proxy card but do not mark any boxes showing how you wish to vote, Fergal Foley and Gary Sidorsky, as the proxies designated by our Board of Directors to act on behalf of stockholders, will vote your shares and cumulate your votes “FOR” the proposals as recommended by the Board.

If you are the beneficial owner of shares held in street name, you will receive a voting instruction form directly from your broker, bank or other nominee describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

1.	Via the Internet;

2.	By telephone; or

3.	By completing, signing and returning the voting instruction form in the accompanying prepaid envelope.

Whether you are a stockholder of record or the beneficial owner of shares, you will need to have your proxy card or voting instruction form in hand when you call or log on to the Internet.

Q:	What do I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may change your vote at any time prior to the vote at the special meeting by:

1.	Re-voting by telephone or via the Internet prior to 11:59 p.m. Eastern Time the day prior to the special meeting (only your latest vote will be counted);

2.	Submitting another proxy card with a later date (again, only your latest vote will be counted);

3.
Sending written notice to our Secretary (which must be received at our corporate headquarters prior to the vote at the special meeting) stating that you would like to revoke (that is, cancel) your proxy; or

4.	Voting in person at the special meeting.

If you are the beneficial owner of shares held in street name, you may submit new voting instructions by following the instructions provided by your broker, bank or other nominee. You also may vote in person at the special meeting if you obtain a legal proxy from your broker or other nominee authorizing you to vote at the meeting.

Attendance at the special meeting will not cause your previously granted proxy to be revoked unless you specifically request such a revocation or submit a vote at the meeting. If you are a stockholder of record and wish to vote at the meeting, you may do so by presenting your completed proxy card or ballot to the judge of election. If you are a beneficial owner of shares held in street name and wish to vote at the meeting, you must present a legal proxy from your broker or other nominee to the judge of election along with your ballot.

Q:	How are the votes counted?

A:	All votes will be tabulated by the inspector of election appointed for the special meeting who will separately tabulate affirmative and negative votes, and abstentions.

Q:	What is the required vote for the proposal to pass?

A:
For (i) the proposal to amend our Third Amended and Restated Certificate of Incorporation to grant holders of our Series A Convertible Preferred stock, voting as a separate class, the right to elect two persons to serve on our Board of Directors, and (ii) the proposal to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50, assuming that a quorum is present, the affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will have the same effect as negative votes.

For (i) the proposal to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2, and (ii) the proposal to adjourn or postpone the special meeting to permit the further solicitation and vote of proxies in the event that there are insufficient votes at the time of the special meeting to adopt the above proposals and, assuming that a quorum is present, the affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon is required. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions and broker non-votes will have the same effect as a negative vote.

As of the record date, the holder of a majority of the outstanding shares of our Series A Convertible Preferred Stock was entitled to cast a total of 21,173,867 votes at the special meeting (which includes the number of votes as to which such holder is authorized to vote and act as the proxy of Anthony Piscitelli, our Chairman, President, and Chief Executive Officer, under an Irrevocable Proxy and Voting Agreement with holders of our Series A Convertible Preferred Stock), which represent approximately 39.0% of the voting power represented by our outstanding capital stock entitled to vote at the meeting (consisting of common stock and Series A Convertible Preferred Stock).  We anticipate that such holder of a majority of the outstanding shares of our Series A Convertible Preferred Stock will vote, and will exercise its proxy to vote, in favor of each of the proposals set forth in this proxy statement.

Q:	Will my shares be voted if I do not sign and return my proxy card or voting instruction form?

A:
If you are a stockholder of record and do not provide a proxy, your shares will not be voted unless you attend the meeting and vote your shares. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker or other nominee may either use its discretion to vote your shares on “routine” matters or leave your shares unvoted.  The matters set forth in Proposals 3 and 4 are considered  “routine” by the NYSE Amex and your broker or other nominee will be able to vote without your instructions.  The matters set forth in Proposals 1 and 2 are considered “non-routine” by the NYSE Amex as the amendment set forth in the two proposals would alter the terms or conditions of existing stock, if adopted.  Accordingly, your broker or other nominee will not be able to vote without your instructions with respect to Proposals 1 and 2.

Q:	What does it mean if I get more than one proxy card or voting instruction form?

A:
It may mean that you have multiple accounts at the transfer agent or hold your shares in more than one brokerage account. Please provide voting instructions for all proxy cards and voting instruction forms that you receive. If you are a stockholder of record, we encourage you to contact our transfer agent to obtain information about how to combine your accounts. You may contact our transfer agent at the following address and telephone numbers:

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, New Jersey 07310
Telephone: (877) 277-2068

Q:	Who pays the cost of proxy solicitation?

A:
We will pay for this solicitation.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners.  Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

SUMMARY

This summary is being provided with respect to each of the proposals.  All of the proposals are described in detail elsewhere in this proxy statement.  You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you.

Background

On March 7 and April 4, 2008, we sold shares of our Series A Convertible Preferred Stock (or Series A Preferred) and warrants to purchase our common stock (or Investor Warrants) for aggregate gross proceeds of $15.0 million, before fees and expenses.  On April 11, 2008 we became a reporting company under the Securities Exchange Act of 1934 (or the 1934 Act) and on May 30, 2008, our common stock commenced trading as a listed security on the NYSE Amex (formerly the American Stock Exchange). In order to meet certain of the listing requirements of the NYSE Amex, we entered into a Consent and Agreement (or Consent Agreement) on May 23, 2008 with the holders of our Series A Preferred (or Series A Holders) where the Series A Holders agreed to limit the number of shares of common stock issuable upon conversion of, or as dividends on, the Series A Preferred and upon the exercise of the Investor Warrants without approval of our common stockholders (which stockholder approval was received December 12, 2008). In return, among other things, we agreed for the fiscal year ending December 31, 2008 (A) to achieve (i) revenues equal to or exceeding $50,000,000 and (ii) consolidated EBITDA equal to or exceeding $13,500,000, and (B) to publicly disclose and disseminate, and to certify to the Series A Holders, our operating results for such period, no later than February 15, 2009 (we collectively refer to these as the Financial Covenants). Under the Consent Agreement, the breach of the Financial Covenants were each deemed a ‘‘Triggering Event’’ under the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (or Certificate of Designations), which would purportedly give the Series A Holders the right to require us to redeem all or a portion of their Series A Preferred at a price per share calculated under the Certificate of Designations.

We did not satisfy the terms of the Financial Covenants and in April 2009 we received a Notice of Triggering Event Redemption from the holder of 94% of our Series A Preferred. The notice demanded the full redemption of such holder’s Series A Preferred as a consequence of the breach of the Financial Covenants and demanded payment of accrued dividends on the Series A Preferred and legal fees and expenses incurred in connection with negotiations concerning the breach of the Financial Covenants.

On May 22, 2009, we entered into a Settlement Agreement, Waiver and Amendment with the Series A Holders (or Settlement Agreement) pursuant to which, among other things, (i) the Series A Holders waived any breach by us of the Financial Covenants or our obligation to timely pay dividends on the Series A Preferred for any period through September 30, 2009, and waived any “Equity Conditions Failure” and any “Triggering Event” under the Certificate of Designation otherwise arising from such breaches,  (ii) the Warrants were amended to reduce the exercise price thereof from $2.40 per share to $0.01 per share, (iii) we issued the Series A Holders an aggregate of 2,000,000 shares of our common stock (or Dividend Shares), in full satisfaction of our obligation to pay dividends under the Certificate of Designations as of March 31, 2009, June 30, 2009 and September 30, 2009, and (iv) we agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009.  We agreed that, if we failed to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), (i) the redemption price payable by us would increase by an amount equal to 10% of the stated value, (ii) we would use our best efforts to obtain stockholder approval to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50, and (iii) we would expand the size of our Board of Directors by two, would elect two persons designated by the Series A Holders to fill the two newly-created vacancies (or Series A Directors) by January 10, 2010, and we would use our best efforts to amend our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on our Board of Directors.

In connection with the Settlement Agreement, on May 22, 2009, Anthony Piscitelli, our Chief Executive Officer, President and Chairman, entered into an Irrevocable Proxy and Voting Agreement with the Series A Holders (or Voting Agreement), pursuant to which Mr. Piscitelli agreed, among other things, that if a Redemption Failure occurs he will vote all shares of our voting stock owned by him in favor of (i) reducing the Conversion Price of the Series A Preferred from $2.00 to $0.50 and (ii) amending our certificate of incorporation to grant the Series A Holders the right to elect two persons to serve on the Board of Directors (collectively, the Company Actions).  Mr. Piscitelli also appointed one of the Series A Holders as his proxy to vote his shares of our voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered.

Pursuant to the terms of the Settlement Agreement, we also entered into a Registration Rights Agreement with the Series A Holders (or Registration Rights Agreement), in which we agreed to file with the Securities and Exchange Commission (or SEC), by June 1, 2009, a registration statement covering the resale of the shares of common stock issued as dividends on the Series A Preferred pursuant to the Settlement Agreement, and to use our best efforts to have such registration statement declared effective as soon as practicable thereafter. We further agreed with the Series A Holders to include in such registration statement the shares of common stock issued upon the exercise of the warrants acquired by the Series A Holders in connection with their investment in the Series A Preferred in May and June 2009. A registration statement covering such shares of common stock was filed, and subsequently declared effective on August 10, 2009.

The descriptions of the terms of the Settlement Agreement, Voting Agreement and Registration Rights Agreement contained herein are qualified in their entireties to the full text of such agreements, which are filed as exhibits to our Current Report on Form 8-K filed with the SEC on May 26, 2009.

Reason for Amendments to our Certificate of Incorporation

Pursuant to the Settlement Agreement, we agreed to take actions necessary to seek to obtain approval from our stockholders to amend our Third Amended and Restated Certificate of Incorporation (or certificate of incorporation) as may be necessary or convenient for reducing the Conversion Price from $2.00 to $0.50 and granting Series A Holders the right to elect the Series A Directors (including but not limited to (i) calling a meeting of our stockholders to consider amendment to our certificate of incorporation, (ii) submitting to the SEC a preliminary proxy statement for the contemplated stockholder meeting, (iii) mailing notice of a stockholders’ meeting to our stockholders, and (iv) subject to receipt of the requisition stockholder approval, filing the amendment to effect such changes) if, as of December 1, 2009, we do not reasonably believe that we will be able to redeem at least $7.5 million of Series A Preferred on or before December 31, 2009.  We did not have funds or access to funds sufficient to redeem the $7,500,000 in stated value of the Series A Preferred at December 31, 2009, and as a consequence we are now pursuing stockholder approval to amend our certificate of incorporation, as required by the Settlement Agreement.

Summary of Current Terms of Our Series A Convertible Preferred Stock

Set forth below are the material terms of our Series A Preferred as set forth in our certificate of incorporation.  The description of the terms of our Series A Preferred set forth below is qualified in its entirety to the full text of our certificate of incorporation which has been filed as an exhibit to our Form 8-A filed with the SEC on May 23, 2008.

Dividends. Holders of the Series A Preferred are entitled to dividends, payable quarterly and on any dates on which the shares are converted, at the rate of 9% if paid in cash and 10% if paid in shares of common stock (or Dividend Shares). During a “Triggering Event,” the dividend rate increases by 3% if paid in cash and by 9% if paid in common stock. The terms of the Series A Preferred provide that a “Triggering Event” occurs if (i) the common stock is suspended from trading or is not listed for a specified period of time after we become a reporting company under the 1934 Act, (ii) we fail to convert or intend not to effect the conversion of the Series A Preferred as required, (iii) we fail for a specified period to reserve the required number of shares of common stock for each holder of Series A Preferred to effect the conversion of such preferred stock, (iv) we fail to pay any amount due with respect to the Series A Preferred and such failure is not timely cured, (v) involuntary bankruptcy or insolvency proceedings, appointment of a custodian or any similar action are initiated against us for a specified period of time, (vi) we commence actions similar to those referenced in clause (v), or (vii) we breach any material representation, warranty or covenant in the transaction documents relating to the initial issuance of the Series A Preferred where such breach has or would have a cost or adverse impact to us or the Series A Holders in excess of $500,000.  If certain conditions, which are referred to as the Equity Conditions, are not met, we are required to pay the dividends on the Series A Preferred in cash. Equity Conditions generally means that: (A) on each day during the 30 day period prior to the date the Series A Holders receive a dividend notice (which date is to be at least 10 trading days prior to the applicable dividend due date) or a notice of the exercise of our right to redeem the Series A Preferred (as described below) (i) the shares of common stock issuable upon conversion of the Series A Preferred (or Conversion Shares) and upon exercise of the Investor Warrants (or Warrant Shares) are eligible to be sold pursuant to Rule 144 under the Securities Act of 1933 without limitation, (ii) the common stock remains listed on the NYSE Amex, NYSE or NASDAQ (each, an eligible market) and is not suspended or subject to or threatened with delisting proceedings, (iii) Conversion Shares, Dividend Shares and Warrant Shares are timely delivered as applicable, and (iv) after April 22, 2009, a registration statement covering the resale of the Dividend Shares shall be in effect; (B) the Dividend Shares may be issued without violating the Maximum Percentage restriction referenced below and the rules of the eligible market on which the common stock is listed; (C) during the 30 day period referenced above, (i) we shall have timely made all payments then due, and (ii) there shall not have occurred a Triggering Event or event that would lead to a Triggering Event with the passage of time or giving of notice; and (D) we have no knowledge of any fact that would cause the failure to maintain the effectiveness of the registration of the Dividend Shares or the ineligibility of the Conversion Shares and Warrant Shares to be sold under Rule 144 as referenced above.

Conversion. Each share of Series A Preferred is convertible into common stock at a rate (the Conversion Rate) based upon the quotient of the Conversion Amount divided by the Conversion Price, where the Conversion Amount and the Conversion Price initially equal $1,000 and $2.00, respectively. Accordingly, each share of Series A Preferred is initially convertible into 500 shares of common stock, and the 15,000 shares of outstanding Series A Preferred is initially convertible into an aggregate of 7,500,000 shares of common stock.  The Conversion Price is subject to reduction until the third anniversary of the date we became a reporting company under the 1934 Act. Subject to certain exceptions, in the event additional shares of common stock (or securities exercisable for or convertible into shares of common stock) are issued at a price less than the Conversion Price then in effect, the Conversion Price will be reduced and thus the number of shares of common stock into which the Series A Preferred is convertible will be increased based on a weighted average formula.  The number of shares of common stock into which the Series A Preferred is convertible also is subject to proportional adjustment in the event the common stock is subdivided into a greater number of shares or is combined into a lesser number of shares. In addition, if the common stock was not listed on one of a number of specified trading markets, the Conversion Price was subject to reductions.  Such listing condition, however, has been satisfied.

The terms of the Series A Preferred provide that the Series A Preferred will not be converted, and no holder of such shares will have the right to convert any Series A Preferred, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such person’s affiliates) would have acquired, through conversion of Series A Preferred or otherwise, beneficial ownership of a number of shares of common stock that exceeds 9.99% (or Maximum Percentage) of the number of shares of common stock outstanding immediately after giving effect to such conversion (or Blocker Provision). Pursuant to a waiver agreement, dated June 8, 2009, we waived the Blocker Provision.

If the proposed amendment to our certificate of incorporation is adopted at the special meeting of stockholders, as set forth in Proposal 2, the Conversion Price of our Series A Preferred would be reduced from $2.00 to $0.50 and the number of shares of common stock into which the Series A Preferred is convertible would increase from 7,500,000 to 30,000,000 as a result of such reduction in the Conversion Price.

Redemption. Provided that we have funds legally available therefor, the Series A Holders may cause us to redeem Series A Preferred upon a Triggering Event as described above or, if the Equity Conditions are not satisfied as of December 31, 2008 (to the extent applicable as of such date), upon any later date that any Equity Condition is not satisfied. In addition, provided that we have funds legally available therefor, we (i) are required to redeem the Series A Preferred on December 31, 2010 and (ii) have the option, subject to the satisfaction of the Equity Conditions, to redeem the Series A Preferred (1) after the two year anniversary of the date we become a reporting company under the 1934 Act provided certain trading price and volume and other conditions are achieved or exist and (2) six months after a qualifying public offering. The redemption price per share would equal the then applicable Conversion Amount, 110% of such Conversion Amount or an amount equal to the then applicable Conversion Rate multiplied by the closing sales price of the common stock immediately preceding a Triggering Event, depending upon the basis for such redemption.

Pursuant to the Settlement Agreement described above, we agreed to redeem $7,500,000 in stated value of the Series A Preferred by December 31, 2009.  We also agreed that, if we fail to so redeem $7,500,000 in stated value of the Series A Preferred by that date (a Redemption Failure), then, in lieu of any other remedies or damages available to the Series A Holders (absent fraud), among other things, (i) the redemption price payable by us will increase by an amount equal to 10% of the stated value and (ii) we will use our best efforts to obtain stockholder approval to reduce the Conversion Price of the Series A Preferred from $2.00 to $0.50 and grant our Series A Holders the right to elect two persons to serve on our Board of Directors.

Voting. Each Series A Holder is entitled to the whole number of votes equal to the number of shares of common stock into which such holder’s Series A Preferred would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock.  We will not give effect to any voting rights of the Series A Preferred, and any holder of such shares will not have the right to exercise voting rights with respect to any Series A Preferred, to the extent that giving effect to such voting rights would result in such holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of common stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. Series A Holders vote as a class with the holders of our common stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms of our certificate of incorporation to be submitted to a class vote of the Series A Holders, in which case the Series A Holders only will vote as a separate class.

If our certificate of incorporation is amended in accordance with Proposal 1, the Series A Holders would have the right, voting as a separate class, to elect two persons to serve on our Board of Directors.

Please see discussion of the Consent Agreement and Settlement Agreement under the caption “Background” above.

Dilution

The decrease in the Conversion Price will increase the number of shares of our common stock issuable to holders of our Series A Preferred when these holders convert their shares of Series A Preferred to common stock.  As of the date hereof, the number of shares of our common stock issuable upon conversion of Series A Preferred using the current Conversion Rate of $2.00 per share is 7,500,000 shares.  If the amendment to our certificate of incorporation is adopted, as set forth in Proposal 2, the number of shares of our common stock issuable upon conversion of Series A Preferred using the new Conversion Rate of $0.50 would be 30,000,000 shares, and based upon an aggregate of 46,811,457 shares of common stock outstanding as of January 29, 2010, the holder of a majority of shares of our Series A Preferred would deemed to be the beneficial owner of approximately 45.6% of common stock, an increase of 5.9% as compared to the percentage based upon the Conversion Price of $2.00.  In addition, as a result, if our certificate of incorporation is amended in accordance with Proposal 2, the total number of votes that holders of our Series A Preferred would be entitled to would increase from 7,500,000 to 30,000,000 as such holders are entitled to the whole number of votes equal to the number of shares of common stock into which their Series A Preferred would be convertible on a record date.  Accordingly, the proposed amendment to our certificate of incorporation would result in significant dilution of equity interest and voting power of holders of our common stock.

NYSE Amex

Pursuant to that certain stock purchase agreement between us and holders of our Series A Preferred, dated March 7, 2008 (or Purchase Agreement), we are required to maintain listing of all shares of common stock issuable upon conversion of, and as stock dividends on, the Series A Preferred and the exercise of related warrants (or Investor Warrants) so long as any shares of Series A Preferred are outstanding.  If the Conversion Price of the Series A Preferred is decreased as described in Proposal 2, the number of shares of our common stock issuable upon conversion of all of our Series A Preferred will increase from 7,500,000 to 30,000,000 and the additional 22,500,000 shares would be covered by such requirement.

Section 713 of the NYSE Amex Company Guide (or Company Guide) describes transactions for which NYSE Amex requires stockholder approval as a prerequisite to approval of applications to list additional shares. Specifically, stockholder approval is required under the Company Guide for a transaction, other than a public offering, involving:

the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more or presently outstanding stock for less than the greater of book or market value of the stock.

Our Series A Preferred were initially convertible into common stock at a rate equal to or greater than the fair market value of the common stock at the date such preferred stock was issued, and we anticipate, based upon the recent trading price of our common stock, that on the date the reduction in Conversion Price contemplated by Proposal 2 is effected, the conversion rate will, at the time of such reduction, also be at a rate equal to or greater than the fair market value of the common stock on such date. However, the formulas used to determine the Conversion Rate of the Series A Preferred include an adjustment feature based upon the amount of per share consideration received by us for future sales of common stock. The formula and adjustment feature, if implemented, could increase the Conversion Rate and number of shares that may be purchased upon certain events including the issuance of common stock at a per share price below the fair market value of the common stock at the date the reduction in Conversion Price in Proposal 2 is effected. Securities with these types of adjustment features are included in the term "Future Priced Securities" used by the NYSE Amex with respect to, among other things, stockholder approval requirements of certain security issuances.

The NYSE Amex considers the Series A Preferred “Future Priced Securities”, and on May 23, 2008, as part of NYSE Amex’s conditional approval of the our application to our common stock, the NYSE Amex approved the issuance of up to a total of 7,858,358 shares of common stock upon conversion of the Series A Preferred, as stock dividends on such preferred stock and upon exercise of the Investor Warrants (which amount equaled approximately 19.99% of the total shares of common stock outstanding on the initial closing date under the Purchase Agreement) but indicated that approval for listing of shares in excess of 7,858,358 shares was contingent upon receipt of stockholder approval of the issuance of such excess shares.  We received such stockholder approval on December 12, 2008.

Consistent with the above, we are requesting that stockholders approve the issuance of an additional 22,500,000 or more shares of common stock upon conversion of the Series A Preferred as a result of the reduction of the Conversion Price from $2.00 to $0.50 as contemplated in Proposal 2.

Change in Board Composition

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors comprising our Board of Directors is eleven, nine of which are divided into three classes, with one class standing for election each year for a three-year term, and two of which are intended to be elected annually if our certificate of incorporation is amended in accordance with Proposal 1.  At each annual meeting of stockholders, directors of a particular class are elected for three-year terms to succeed the directors of that class whose terms are expiring.  Gary Sidorsky, Richard Torykian and Victor Trizzino are in the class of directors whose term will expire at the 2010 annual meeting of stockholders. Anthony Piscitelli, Fergal Foley and Stephen Seiter are in the class of directors whose term will expire in 2011.  Alfred Gray and Pasquale D'Amuro are in the class of directors whose term will expire in 2012.  Christopher Brady, who was in the class of directors whose term would expire in 2012, resigned from our Board of Directors on September 18, 2009, and the Board is currently seeking to fill the vacancy resulted from Mr. Brady’s resignation.

Currently, holders of our Series A Preferred do not have the right to separately elect members of our Board of Directors and instead vote together with the holders of our common stock to elect directors.  If the proposed amendment to our certificate of incorporation is adopted, as set forth in Proposal 1, holders of our Series A Preferred would have the right to elect two persons to serve as Series A Directors in addition to their current right to vote together with the holders of our common stock to elect directors.  As of January 10, 2010, solely to satisfy the requirements of the Settlement Agreement, our Board of Directors increased the number of directors from nine to eleven.  Such Board seats would be filled by election of the Series A Holders voting as a separate class annually, if our certificate of incorporation is amended in accordance with Proposal 1.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR SERIES A CONVERTIBLE PREFERRED STOCKHOLDERS, VOTING AS A SEPARATE CLASS, THE RIGHT TO ELECT TWO PERSONS TO SERVE ON OUR BOARD OF DIRECTORS.

Votes Required for Approval of Proposal 1

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposal 1.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as negative votes with respect to Proposal 1.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 1.

Annex Relating to Proposal 1

The form of amendment to our Third Amended and Restated Certificate of Incorporation which is approved by voting “FOR” Proposal 1 is attached to this proxy statement as Annex 1.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 1 to amend our Third Amended and Restated Certificate of Incorporation to grant our Series A Convertible Preferred Stockholders, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE CONVERSION PRICE OF OUR SERIES A CONVERTIBLE PREFERRED STOCK FROM $2.00 TO $0.50.

Votes Required for Approval of Proposal 2

The affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote (consisting of common stock and Series A Convertible Preferred Stock), voting together as a single class, is required to approve Proposal 2.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as negative votes with respect to Proposal 2.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 2.

Annex Relating to Proposal 2

The form of amendment to our Third Amended and Restated Certificate of Incorporation which is approved by voting “FOR” Proposal 2 is attached to this proxy statement as Annex 1.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 2 to amend our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

PROPOSAL 3

APPROVAL OF THE POTENTIAL ISSUANCE OF AN AGGREGATE OF 22,500,000 OR MORE SHARES OF OUR COMMON STOCK UPON CONVERSION OF ALL OF OUR OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK AS A RESULT OF THE REDUCTION OF THE CONVERSION PRICE OF THE SERIES A CONVERTIBLE PREFERRED STOCK AS CONTEMPLATED IN PROPOSAL 2.

Votes Required for Approval of Proposal 3

The affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon will be required to approve Proposal 3.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as a negative vote with respect to Proposal 3.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 3.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 3 to approve the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

PROPOSAL 4

APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN FAVOR OF THE ABOVE PROPOSALS IF AT THE TIME OF THE SPECIAL MEETING THERE ARE INSUFFICIENT VOTES TO ADOPT SUCH PROPOSALS.

Votes Required for Approval of Proposal 4

The affirmative vote of the holders of a majority in voting power of the shares of our capital stock (consisting of common stock and Series A Convertible Preferred Stock) which are present and entitled to vote thereon will be required to approve Proposal 4.  Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the same effect as a negative vote with respect to Proposal 4.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws in connection with Proposal 4.

Recommendation of the Board of Directors

Our Board of Directors recommends that you vote “FOR” Proposal 4 to adjourn or postpone the special meeting to permit further solicitation and vote of proxies in the event there are insufficient votes at the times of the meeting to adopt Proposals 1, 2 or 3.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock and Series A Convertible Preferred Stock (on an as converted to common stock basis) as of January 29, 2010, by:

•	each holder of more than 5% of our common stock;
•	our chief executive officer and each of the two other most highly compensated executive officers as of December 31, 2009 whose combined salary and bonus was over $100,000;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The following table lists the number of shares and percentage of shares beneficially owned based on 46,811,457 shares of common stock outstanding as of January 29, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of January 29, 2010, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of the our common stock shown as beneficially owned by them.

Unless otherwise indicated, the principal address of each of the persons below is c/o American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors
Anthony J. Piscitelli(1)(7)	8,372,394	17.8%
Gary Sidorsky(2)	134,250	*
Fergal Foley(3)	203,225	*
Richard P. Torykian, Sr.(4)	385,000	*
Alfred M. Gray(5)	75,000	*
Stephen R. Seiter	52,500	*
Victor Trizzino	58,500	*
Pasquale J. D’Amuro	50,000	*
All directors and officers as a group (15 persons)(1)(2)(3)(4)(5)(6)	10,645,762	22.5%
Other 5% Stockholder
West Coast Opportunity, LLC(7)(8)	20,469,067	39.7%

*
An asterisk indicates that the total beneficial ownership or the total voting power of our common stock (in each case, including shares subject to options and warrants that may be exercised within 60 days of January 29, 2010) is less than 1%.

(1)	Includes 305,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of January 29, 2010.
(2)
Includes 150 shares of common stock owned by Mr. Sidorsky’s daughter, of which Mr. Sidorsky disclaims beneficial ownership. The beneficial ownership information includes 31,000 and 500 shares of common stock issuable upon exercise of options that may be exercised within 60 days of January 29, 2010 by Mr. Sidorsky and his daughters, respectively.

(3)
Includes 10,000 shares of common stock owned by Mr. Foley’s wife, of which Mr. Foley disclaims beneficial ownership. The beneficial ownership information includes 31,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of January 29, 2010.

(4)	Includes 35,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of January 29, 2010.
(5)	Includes 25,000 shares of common stock owned by Mr. Gray’s wife, of which Mr. Gray disclaims beneficial ownership.
(6)
Includes 1,010,060, 138,333, 10,000, 25,000 and 0 shares of common stock owned by Curtis Taufman, Russell Scales, Charles Pegg, Victor La Sala and Kevin J. Healy, respectively. The beneficial ownership information includes 30,000, 16,000, 10,000, 45,500 and 30,000 shares of common stock issuable upon exercise of options that may be exercised within 60 days of January 29, 2010 by Curtis Taufman, Charles Pegg, Russell Scales, Robert Aldrich and Victor La Sala, respectively.

(7)
Pursuant to an Irrevocable Proxy and Voting Agreement (the ‘‘Voting Agreement’’) between holders of our Series A Convertible Preferred Stock (‘‘Series A Preferred’’) and Anthony Piscitelli, dated May 22, 2009, Mr. Piscitelli has agreed, among other things, that if we fail to redeem $7,500,000 in stated value of our Series A Preferred by December 31, 2009, he will vote all shares of voting stock owned by him in favor of (i) reducing the conversion price of the Series A Preferred and (ii) amending our certificate of incorporation to grant the holders of Series A Preferred the right to elect two persons to serve on our board of directors, as specified in the Voting Agreement (the ‘‘Company Actions’’). Mr. Piscitelli appointed West Coast Opportunity Fund, LLC (‘‘WCOF’’) as his proxy to vote his shares of voting stock in favor of the Company Actions, and against approval of any opposing or competing proposal, at any stockholder meeting or written consent of our stockholders at which such matters are considered. Accordingly, WCOF may be deemed to be the beneficial owner of an aggregate of 8,372,394 shares of common stock owned by Mr. Piscitelli, which include 305,000 shares of common stock issuable upon the exercise of options that may be exercised within 60 days of January 29, 2010, held by Mr. Piscitelli.

(8)
WCOF directly owns 14,025 shares of our Series A Preferred Convertible Stock that are initially convertible into 7,012,500 shares of our common stock. The address of WCOF is c/o West Coast Asset Management, Inc., 1205 Coast Village Road, Montecito, California 93108. The foregoing information is derived from a Schedule 13D/A filed on June 18, 2009 and a Form 4 filed on September 8, 2009.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2010 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the 1934 Act, by the Securities and Exchange Commission, or SEC, must have been received at our principal executive offices not later than December 18, 2009, which is 120 days prior to the first anniversary of the date of the proxy statement released to our stockholders in connection with the 2009 annual meeting. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under our bylaws, stockholders who wish to submit a proposal at the 2010 annual meeting, other than one that will be included in our proxy statement as discussed above, must notify us between January 15, 2010 and February 14, 2010, unless the date of the 2010 annual meeting of the stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2009 annual meeting, in which case, notice must be delivered by a stockholder not earlier than the close of the 120th day prior to such annual meeting and not later than the close of business 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by our company.  If a stockholder who wishes to present a proposal fails to notify us by February 14, 2010 and such proposal is brought before the 2010 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2010 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. Stockholders should submit their proposals to American Defense Systems, Inc., 230 Duffy Avenue, Hicksville, New York 11801, Attention: Corporate Secretary.

Other Matters

No other matters will be submitted to the special meeting.

Dated:                     , 2010

Annex 1

Form of Amendment to Third Amended and Restated Certificate of Incorporation

FIRST CERTIFICATE OF AMENDMENT
TO THE
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AMERICAN DEFENSE SYSTEMS, INC.

American Defense Systems, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.           The certificate of incorporation of the Corporation (the “Third Amended and Restated Certificate of Incorporation”) is hereby amended by deleting in its entirety Section 2(a)(xxiv) of Appendix A to the Third Amended and Restated Certificate of Incorporation and inserting the following in lieu thereof:

(xxiv)  “Initial Conversion Price” means $0.50 (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events after the First Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on or about _________, 2010 becomes effective in accordance with the Delaware General Corporation Law).

2.           The Third Amended and Restated Certificate of Incorporation is hereby amended by adding the following to the end of Section 7 of Appendix A to the Third Amended and Restated Certificate of Incorporation:

So long as any shares of Series A Convertible Preferred Stock remain outstanding, the holders of shares of Series A Convertible Preferred Stock, voting separately as a single class, shall be entitled to elect, by vote or written consent (notwithstanding any other provision of the Certificate of Incorporation) two (2) directors of the Company at each annual election of directors (and to fill any vacancies with respect thereto)(the “Series A Directors”).  Effective upon the first day that no shares of Series A Convertible Preferred Stock remain outstanding, without any further action, (i) the terms of office of the Series A Directors shall be automatically terminated, (ii) the Series A Directors shall no longer be qualified to serve as Series A Directors, (iii) the right of the holders of Series A Convertible Preferred Stock, voting as a separate class, to elect two (2) directors pursuant to the immediately preceding sentence shall terminate, and (iv) the total authorized number of directors of the Corporation shall automatically be reduced by two (2), and any further change in the number of directors shall be made in accordance with Article V of the Company’s certificate of incorporation.

3.           The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

AMERICAN DEFENSE SYSTEMS, INC.

230 Duffy Avenue
Hicksville, New York 11801
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF AMERICAN DEFENSE SYSTEMS, INC.

The undersigned appoints Fergal Foley and Gary Sidorsky, and each of them singly, with full power to act without the other, each with the full power to appoint a substitute, as the proxy and attorney-in-fact of the undersigned with the full authority to represent and to vote, as designated on the reverse side, all shares of common stock and/or Series A Convertible Preferred Stock of the undersigned at the Special Meeting of Stockholders to be held on April 8, 2010, or at any postponement or adjournment thereof, upon matters set forth in the American Defense Systems, Inc. proxy statement and upon such other matters as may properly come before the special meeting, voting as specified on the reverse side of this card with respect to matters set forth in the proxy statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the special meeting.  The undersigned hereby revokes any proxy previously given and acknowledges receipt of the notice of special meeting and proxy statement dated                 , 2010.

The Board of Directors of American Defense Systems, Inc. recommends a vote “FOR” each of Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1, 2, 3 AND 4. THIS PROXY WILL BE VOTED AS DIRECTED.  IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY ONE OR MORE OF THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AS TO WHICH NO VOTE IS SPECIFIED.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF
AMERICAN DEFENSE SYSTEMS, INC.
              , 2010
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF
PROPOSALS 1 THROUGH 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

1.      Approval of an amendment to our Third Amended and Restated Certificate of Incorporation to grant our Series A Convertible Preferred Stockholders, voting as a separate class, the right to elect two persons to serve on our Board of Directors.

☐ FOR

☐ AGAINST

☐ ABSTAIN

2.      Approval of an amendment to our Third Amended and Restated Certificate of Incorporation to reduce the Conversion Price of our Series A Convertible Preferred Stock from $2.00 to $0.50.

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.      Approval of the potential issuance of an aggregate of 22,500,000 or more shares of our common stock upon conversion of all of our outstanding Series A Convertible Preferred Stock as a result of the reduction of the Conversion Price of the Series A Convertible Preferred Stock as contemplated in Proposal 2.

☐ FOR

☐ AGAINST

☐ ABSTAIN

4.      Approval of an adjournment or postponement of the special meeting to permit further solicitation and vote of proxies in favor of the above proposals if at the time of the special meeting there are insufficient votes to adopt such proposals.

☐ FOR

☐ AGAINST

☐ ABSTAIN

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1, 2, 3 AND 4. THIS PROXY WILL BE VOTED AS DIRECTED.  IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY ONE OR MORE OF THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AS TO WHICH NO VOTE IS SPECIFIED.

Please check the box at right if you plan to attend the special meeting.  ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.     ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
                  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.